Metro Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the				At or for the
	Three Months Ended				Nine Months Ended
	September 30,				September 30,
			%				%
(in thousands, except per share amounts)	2009	2008	Change		2009	2008	Change

Income Statement Data:
Net interest income	$18,679	$19,652	(5	) %	$57,031	$57,322	(1	) %
Provision for loan losses	3,725	1,700	119		10,625	4,075	161
Noninterest income	6,853	6,365	8		17,279	18,851	(8)
Total revenues	25,532	26,017	(2)		74,310	76,173	(2)
Noninterest operating expenses	22,799	19,361	18		66,064	57,339	15
Net income (loss)	(490)	3,433	(114)		(1,008)	10,145	(110)

Per Common Share Data:
Net income (loss): Basic	$(0.08)	$0.54	(115	) %	$(0.16)	$1.59	(110	) %
Net income (loss): Diluted	(0.08)	0.52	(115)		(0.16)	1.55	(110)

Book Value					$15.22	$17.74	(14	) %

Weighted average shares outstanding:
Basic	6,591	6,358			6,520	6,342
Diluted	6,591	6,531			6,520	6,511

Balance Sheet Data:
Total assets					$2,086,495	$2,125,279	(2	) %
Loans (net)					1,456,636	1,369,149	6
Allowance for loan losses					14,618	13,888	5
Investment securities					393,820	551,436	(29)
Total deposits					1,736,961	1,689,760	3
Core deposits					1,721,859	1,681,250	2
Stockholders' equity					195,722	114,070	72

Capital:
Stockholders' equity to total assets					9.38%	5.37%
Leverage ratio					11.21	7.58
Risk based capital ratios:
Tier 1					13.07	9.87
Total Capital					13.89	10.75

Performance Ratios:
Cost of funds	1.15%	1.71%			1.19%	1.85%
Deposit cost of funds	0.99	1.42			1.04	1.51
Net interest margin	3.79	4.00			3.83	4.05
Return on average assets	(0.09)	0.66			(0.06)	0.68
Return on average total stockholders' equity	(1.47)	11.96			(1.10)	11.98

Asset Quality:
Net charge-offs (annualized) to average loans outstanding					1.17%	0.10%
Nonperforming assets to total period-end assets					1.53	0.57
Allowance for loan losses to total period-end loans					0.99	1.00
Allowance for loan losses to nonperforming loans					58	119
Nonperforming assets to capital and reserves					15	10

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,									Year-to-date,

	September 2009			June 2009			September 2008			September 2009			September 2008
	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$458,884	$4,638	4.04%	$474,996	$4,915	4.14%	$567,050	$6,898	4.87%	$486,173	$15,030	4.12%	$585,259	$21,934	5.00%
Tax-exempt	1,624	25	6.19	1,623	25	6.19	1,622	25	6.17	1,623	74	6.19	1,622	75	6.17
Total securities	460,508	4,663	4.05	476,619	4,940	4.15	568,672	6,923	4.87	487,796	15,104	4.13	586,881	22,009	5.00
Other earning assets	1,654	0	0.19	620	1	0.50	0	0	0.00	844	1	0.29	0	0	0.00
Loans receivable:
Mortgage and construction	744,218	10,673	5.63	748,766	10,783	5.71	685,816	11,063	6.33	752,625	32,197	5.69	629,356	31,304	6.55
Commercial loans and lines of credit	393,545	4,837	4.82	385,398	4,882	5.04	347,373	5,309	5.98	378,882	14,381	5.03	341,479	16,546	6.37
Consumer	229,160	3,038	5.25	260,417	3,309	5.09	249,658	3,807	6.07	253,068	9,756	5.15	237,500	11,067	6.22
Tax-exempt	109,348	1,705	6.14	102,338	1,600	6.24	87,694	1,442	6.58	102,719	4,841	6.26	72,282	3,654	6.74
Total loans receivable	1,476,271	20,253	5.39	1,496,919	20,574	5.47	1,370,541	21,621	6.21	1,487,294	61,175	5.47	1,280,617	62,571	6.45
Total earning assets	$1,938,433	$24,916	5.07%	$1,974,158	$25,515	5.15%	$1,939,213	$28,544	5.82%	$1,975,934	$76,280	5.13%	$1,867,498	$84,580	5.99%

Sources of Funds
Interest-bearing deposits:
Regular savings	$329,348	$464	0.56%	$335,795	$479	0.57%	$355,971	$999	1.12%	$336,821	$1,495	0.59%	$347,100	$3,088	1.19%
Interest checking and money market	811,911	1,877	0.92	758,617	1,800	0.95	756,066	3,003	1.58	764,587	5,339	0.93	719,092	8,911	1.66
Time deposits	256,835	1,923	2.97	260,091	2,036	3.14	191,451	1,582	3.29	255,461	6,006	3.14	185,587	5,020	3.61
Public funds time	15,606	50	1.28	13,805	77	2.24	9,158	75	3.26	13,259	198	1.99	18,859	535	3.79
Total interest-bearing deposits	1,413,700	4,314	1.21	1,368,308	4,392	1.29	1,312,646	5,659	1.72	1,370,128	13,038	1.27	1,270,638	17,554	1.85
Short-term borrowings	140,009	226	0.63	206,521	324	0.62	268,202	1,497	2.18	217,583	976	0.59	245,386	4,746	2.54
Other borrowed money	38,587	430	4.36	50,000	555	4.39	50,000	561	4.39	46,154	1,532	4.38	50,000	1,669	4.39
Junior subordinated debt	29,400	661	9.00	29,400	661	9.00	29,400	661	8.99	29,400	1,984	9.00	29,400	1,984	9.00
Total interest-bearing liabilities	1,621,696	5,631	1.38	1,654,229	5,932	1.44	1,660,248	8,378	2.00	1,663,265	17,530	1.41	1,595,424	25,953	2.16
Noninterest-bearing funds (net)	316,737			319,929			278,965			312,669			272,074
Total sources to fund earning assets	$1,938,433	$5,631	1.15%	$1,974,158	$5,932	1.20%	$1,939,213	$8,378	1.71%	$1,975,934	$17,530	1.19%	$1,867,498	$25,953	1.85%
Net interest income and margin
on a tax-equivalent basis		$19,285	3.92%		$19,583	3.95%		$20,166	4.11%		$58,750	3.94%		$58,627	4.14%
Tax-exempt adjustment		606			568			514			1,719			1,305
Net interest income and margin		$18,679	3.79%		$19,015	3.83%		$19,652	4.00%		$57,031	3.83%		$57,322	4.05%

Other Balances:
Cash and due from banks	$47,805			$41,055			$45,820			$42,641			$45,526
Other assets	84,074			80,457			78,488			79,879			83,831
Total assets	2,070,312			2,095,670			2,063,521			2,098,454			1,996,855
Demand deposits (noninterest-bearing)	311,506			312,396			277,592			303,227			277,212
Other liabilities	4,487			11,496			11,528			9,689			11,051
Stockholders' equity	132,623			117,549			114,153			122,273			113,168

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	9/30/2009	9/30/2008	Year-ended	9/30/2009	9/30/2008
(dollar amounts in thousands)	Three Months Ended		12/31/2008	Nine Months Ended

Balance at beginning of period	$19,337	$12,210	$10,742	$16,719	$10,742
Provisions charged to operating expense	3,725	1,700	7,475	10,625	4,075
	23,062	13,910	18,217	27,344	14,817

Recoveries on loans charged-off:
Commercial	19	1	145	139	132
Consumer	0	1	25	5	24
Real estate	35	0	0	41	0
Total recoveries	54	2	170	185	156

Loans charged-off:
Commercial	(3,878)	0	(1,426)	(6,224)	(884)
Consumer	(2)	(24)	(173)	(21)	(132)
Real estate	(4,618)	0	(69)	(6,666)	(69)

Total charged-off	(8,498)	(24)	(1,668)	(12,911)	(1,085)

Net charge-offs	(8,444)	(22)	(1,498)	(12,726)	(929)

Balance at end of period	$14,618	$13,888	$16,719	$14,618	$13,888

Net charge-offs (annualized) as a percentage of
average loans outstanding	2.29%	0.01%	0.11%	1.17%	0.10%

Allowance for loan losses as a percentage of
period-end loans	0.99%	1.00%	1.16%	0.99%	1.00%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of September 30, 2009 and for the preceding four quarters
(dollar amounts in thousands).

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Nonaccrual loans:
Commercial	$8,833	$8,240	$8,479	$6,863	$7,083
Consumer	984	882	724	492	164
Real Estate:
Construction	4,580	6,045	7,870	7,646	731
Real Estate	10,694	16,628	12,348	12,121	3,657
Total nonaccrual loans	25,091	31,795	29,421	27,122	11,635
Loans past due 90 days or more
and still accruing	5	0	0	0	33
Renegotiated loans	0	0	0	0	0
Total nonperforming loans	25,096	31,795	29,421	27,122	11,668

Foreclosed real estate	6,875	1,650	989	743	535

Total nonperforming assets	$31,971	$33,445	$30,410	$27,865	$12,203

Nonperforming loans to total loans	1.71%	2.19%	2.03%	1.88%	0.84%

Nonperforming assets to total assets	1.53%	1.61%	1.44%	1.30%	0.57%

Nonperforming loan coverage	58%	61%	55%	62%	119%

Allowance for loan losses as a percentage
of total period-end loans	0.99%	1.33%	1.12%	1.16%	1.00%

Nonperforming assets / capital plus allowance for loan losses	15%	24%	22%	21%	10%